OREGON STEEL MILLS, INC.
                               ----------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD
                                 APRIL 27, 2000
                             9:30 A.M. PACIFIC TIME
                                  ------------

TO THE STOCKHOLDERS:

     You are invited to attend the Annual Meeting of Stockholders of Oregon Steel Mills, Inc. (the "Corporation") to be held at the Sheraton Portland Airport Hotel, 8235 N.E. Airport Way, Portland, Oregon, on Thursday, April 27, 2000, at 9:30 a.m. Pacific Time.

     The meeting is being held for the following purposes:

     1.   To elect one Class C director.

     2. To approve the Oregon Steel Mills, Inc. 2000 Nonqualified Stock Option Plan ("2000 Plan").

     3. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 1, 2000 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting is available for inspection at the offices of the Corporation.

     Admission to the meeting will be by Admission Ticket only. If you are a stockholder of record or an ESOP participant and plan to attend the Annual Meeting, please detach your proxy from the Admission Ticket and present the ticket for admission to the meeting. If you are a stockholder whose shares are not registered in your own name and you plan to attend the meeting, please bring a copy of the voting form sent to you by the stockholder of record (your broker, bank, etc.) or other evidence of stock ownership.

                                            By Order of the Board of Directors,


                                            LaNelle F. Lee
                                            SECRETARY

March 20, 2000
Portland, Oregon

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. YOUR PROMPT RESPONSE COULD SAVE THE CORPORATION THE EXPENSE OF A FOLLOW-UP MAILING.

                            OREGON STEEL MILLS, INC.
                               1000 S.W. BROADWAY
                                   SUITE 2200
                             PORTLAND, OREGON 97205
                                 (503) 223-9228
                                 --------------
                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 --------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Oregon Steel Mills, Inc. (the "Corporation") to be voted at the Annual Meeting of Stockholders to be held at the Sheraton Portland Airport Hotel, 8235 N.E. Airport Way, Portland, Oregon, on Thursday, April 27, 2000, at 9:30 a.m. Pacific Time, and any adjournments thereof.

     Only stockholders of record at the close of business on March 1, 2000 are entitled to notice of, and to vote at, the meeting. At the close of business on that date, the Corporation had 25,776,804 shares of Common Stock, $0.01 par value per share ("Common Stock"), outstanding. Holders of Common Stock are entitled to one vote for each share of Common Stock held. There are no cumulative voting rights.

     When a proxy in the form accompanying this proxy statement is properly executed and returned, the shares represented will be voted at the meeting in accordance with the instructions specified in the proxy. If no instructions are specified, the shares will be voted FOR Proposals 1 and 2 in the accompanying Notice of Annual Meeting of Stockholders, and such votes will be counted toward determining a quorum. Shares held of record by the Trustees of the Corporation's Employee Stock Ownership Plan Trust (the "ESOP") will be voted by the Trustees in accordance with instructions received from ESOP participants or, if no such instructions are received, the Trustees shall vote or take other acton as they deem appropriate. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. A stockholder may revoke a proxy by (i) written notice of such revocation to the Secretary of the Corporation at the above address; (ii) a later-dated proxy received by the Corporation; or (iii) attending the meeting and voting in person. Attendance at the meeting will not by itself revoke a proxy.

     Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting of Stockholders. Shares of Common Stock represented in person or by proxy at the Annual Meeting (including abstentions and broker non-votes) will be tabulated by the inspector of election appointed for the meeting and will be counted in determining that a quorum is present. For Proposal 1, a plurality of the votes cast at the Annual Meeting is required to elect the director. For Proposal 2, the affirmative vote of the holders of a majority of shares of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of the 2000 Plan. For Proposal 1, withholding authority to vote for a director will be treated as a vote cast against the nominee and a broker non-vote will not be treated as a vote cast. For Proposal 2, an abstention will have the effect as a vote against Proposal 2 and a broker non-vote will have no effect in determining whether the stockholders have approved the 2000 Plan.

     The approximate date on which this proxy statement and the accompanying proxy card are being mailed to the Corporation's stockholders is March 20, 2000. Solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by one or more telephone, telegram or personal solicitations by directors, officers or employees of the Corporation. No additional compensation will be paid for any such services. Except as described above, the Corporation does not intend to solicit proxies other than by mail. Costs of solicitation will be borne by the Corporation.

             PROPOSAL 1: NOMINATION AND ELECTION OF CLASS C DIRECTOR

NOMINEE

     The Corporation has a classified Board consisting of four Class A directors, Messrs. Corvin, Fulton, Keener and Sproul; three Class B directors, Messrs. Reynolds, Stathakis and Swindells; and three Class C directors, Messrs. Boklund, Landis and Maggetti. The Class A and B directors serve until the Annual Meetings of Stockholders to be held in 2001 and 2002, respectively, and until their successors are elected and qualified. At each Annual Meeting of Stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at that annual meeting.

     Two Class C directors who served in that capacity since 1987 will retire from the Board effective as of the Annual Meeting. The Board has adopted a resolution, effective as of the Annual Meeting, to reduce the size of the Board to eight members and the number of Class C directors to one. The nominee for election as a Class C director is Thomas B. Boklund who is a member of the present Board. The Class C director to be elected at the 2000 Annual Meeting will serve until the Annual Meeting of Stockholders in 2003 and until his successor is elected and qualified. Proxies cannot be voted for the election of more than one person to the Board at the Annual Meeting.

     Unless authority to vote for the director is withheld, the accompanying proxy, if properly executed and returned, will be voted for the election of the Class C nominee named below. If authority to vote for the nominee is withheld, the withheld votes will not be cast for any other nominee. If the nominee is unable or unwilling to serve as a director, proxies may be voted for such substitute nominee as may be designated by the Board. The Board has no reason to believe that the nominee will be unable or unwilling to serve as a director if elected.

     The following table sets forth information with respect to the person nominated for election as a Class C director and each other director, including their names and ages as of February 15, 2000, business experience during the past five years and directorships in other corporations.

                                     Principal Occupation and                                                           Director
       Name                          Certain Other Directorships                                               Age       Since
       ----                          ---------------------------                                               ---      --------

CLASS C (NOMINEE FOR TERM OF OFFICE TO EXPIRE IN 2003):
Thomas B. Boklund             Mr. Boklund is the Chairman of the Board of Directors                            60        1982
                              and former Chief Executive Officer of the Corporation.
                              He was Chief Operating Officer from May 1982 to July
                              1985, Chief Executive Officer from August 1985 to
                              January 2000 and became Chairman of the Board of
                              Directors in February 1992. He also served as
                              President from May 1982 to February 1992, and was
                              re-appointed as President from April 1994 to
                              December 1996.

CLASS B (DIRECTORS WHOSE TERMS OF OFFICE WILL EXPIRE IN 2002):

Stephen P. Reynolds           Mr. Reynolds was the President and Chief Executive Officer                       51        1999
                              of PG&E Gas Transmission-Northwest (formally Pacific Gas
                              Transmission Company)from 1987 until his retirement in early
                              1998. Since this time, Mr. Reynolds has been President and
                              Chief Executive Officer of Reynolds Energy International, an
                              energy-consulting firm. He is also a director on the Boards of the Oregon Shakespeare Festival, Portland Center Stage,
                              the Oregon Independent College Fund, The Nature Conservancy
                              of Oregon and the Oregon Health Sciences University Foundation.

George J. Stathakis           Mr. Stathakis was the Chairman of the Board and Chief                            69         1997
                              Executive Officer of Ramtron International Corporation,
                              a semi-conductor company, from March 1990 until June 1994.
                              From 1986 until 1989 Mr. Stathakis served as Chairman of the
                              Board and Chief Executive Officer of International Capital
                              Corporation, a subsidiary of American Express. Since 1985 Mr.
                              Stathakis has had his own business in international investment banking. Prior to 1985, he spent 32 years with General Electric
                              Company, holding various senior executive positions in that company. He is also a director on the Board of Calpine
                              Corporation, an independent power company.

William Swindells             Mr. Swindells is the Chairman of the Board of Directors of                       69         1994
                              Willamette Industries, Inc., a diversified wood products company.
                              He has held the position of Chairman of the Board since 1985 and also held the position of Chief Executive Officer from 1985 until September 1995 and again from November 1997 until December
                              1998. He is a director on the Boards of Standard Insurance
                              Company and Airborne Express Company, and serves as a trustee of
                              Willamette University and the Oregon Health Science University
                              Foundation.


                                       Principal Occupation and                                                         Director
            Name                       Certain Other Directorships                                             Age       Since
            ----                       ---------------------------                                             ---      --------

CLASS A (DIRECTORS WHOSE TERMS OF OFFICE WILL EXPIRE IN 2001):
Joe E. Corvin                Mr. Corvin is the President and Chief Executive Officer of the                    55         1997
                             Corporation. He was Vice President and General
                             Manager of the Portland Steelworks from May 1992 to
                             June 1994, was Senior Vice President of Operations
                             of the Corporation from June 1994 to May 1996,
                             Chief Operating Officer of the Corporation from
                             June 1994 to January 2000, was President of the
                             Corporation's Oregon Steel Mills Division from May
                             1996 to November 1996 and became President of the
                             Corporation in December 1996 and Chief Executive
                             Officer in January 2000.

V. Neil Fulton               Mr. Fulton was Vice President of Finance and Chief Financial                      71         1983
                             Officer of the Corporation from October 1980 until February 1991.
                             He continued as an employee of the Corporation until December 1992.

Robert W. Keener             Mr. Keener was employed by Northwest Pipeline Corporation, a                      68         1994
                             natural gas transmission company, from 1973 to January 1994.
                             In 1975 he became Vice President - Gas Supply, and was named
                             Senior Vice President - Gas Supply and Operations in 1980. He
                             served as President and Chief Operating Officer from 1983 to
                             1992, and as Chief Executive Officer from 1992 until his
                             retirement in January 1994. He is a former director and
                             executive committee member of Key Bank Corporation of Utah.

John A. Sproul               Mr. Sproul was an Executive Vice President of Pacific Gas and                     75         1989
                             Electric Company from 1977 to 1989. During most of that period, he was also Chairman of the Board and Chief Executive Officer of Pacific Gas Transmission Company, an interstate pipeline company.


DIRECTORS' COMPENSATION, MEETINGS AND STANDING COMMITTEES

     The Board has standing Executive, Audit, Strategic Planning and Investment, and Compensation, Personnel and Succession Planning ("Compensation") Committees. The Board does not have a nominating committee. Directors who are not full-time employees of the Corporation receive an annual fee of $21,000, plus $1,200 for each Board and committee meeting attended and reimbursement of expenses. Directors who are full-time employees of the Corporation do not receive fees for serving on the Board or on committees.

     The Corporation has a deferred compensation plan for directors, by which all former and present outside directors of the Corporation who have served in the capacity of Director for five years or less since the 1986 Annual Meeting of Stockholders will be paid a benefit by the Corporation of $6,000 per year for each year served as an outside director up to a maximum of ten years. This benefit is to be paid commencing with the calendar year following the year such person ceases to be a director of the Corporation and is payable to either the director, the director's estate, or other designated beneficiary.

     On July 31, 1997, the Board established and adopted, effective January 1, 1998, the Oregon Steel Mills, Inc. Directors' Retirement Plan (the "Directors' Plan") to provide retirement benefits to directors. Starting with the first business day in January following a director's retirement, and continuing on an annual basis, retiring directors who have completed five years of service as an outside director are paid $20,000 annually until the number of payments equals the number of full years of service served as an outside director. For directors who have met the five-year service requirement, this Directors' Plan supersedes and replaces the deferred compensation plan mentioned in the preceding paragraph. The payment terms may be converted to a present value lump-sum payment and paid at anytime: 1) by the sole discretion of the Compensation Committee; 2) by a director terminating service with the Corporation within three years following a Change in Control (as defined in the Plan); or 3) upon the death of a director or ex-director.

     For the two Board members who retired effective January 31, 1999, under the Directors' Plan: 1) Mr. C. Lee Emerson who was an outside director for six years is scheduled to receive an annual payment of $20,000 for six years commencing in January 2000; and 2) Mr. Edward C. Gendron has received a January 31, 1999 one-time lump-sum payment of $264,094 for his past 22 years of service as an outside director. Two Board members will retire in April 2000 under the Director's Plan: Mr. Richard G. Landis and Mr. James A. Maggetti, who were outside directors for twelve years. Mr. Landis has elected to receive his Director's retirement payment of $20,000 for twelve years commencing January 1, 2001. Mr. Maggetti is scheduled to receive a lump sum payment in April 2000 of $168,692.

     During 1999, the Board held four meetings, the Audit Committee held three meetings; the Compensation Committee held two meetings and the Strategic Planning and Investment Committee held two meetings. Each incumbent director attended at least 75% of the aggregate number of Board meetings and meetings of committees of which he is a member which were held during the period for which he was a director.

     The Executive Committee may exercise all the authority of the Board, subject to actions of the full Board and except as otherwise provided by the Corporation's restated certificate of incorporation, the Corporation's bylaws or applicable law. The members of the Executive Committee during 1999 were Messrs. Boklund, Keener and Stathakis.

     The Audit Committee reviews services provided by the Corporation's independent auditors, reviews with them the results of their audit, the adequacy of internal accounting controls, the quality of financial reporting and any recommendations they may have, and makes recommendations to the Board concerning their engagement or discharge. The members of the Audit Committee during 1999 were Messrs. Fulton, Keener, Landis and Maggetti.

     The Compensation Committee establishes the general compensation policies of the Corporation and the compensation plans and specific compensation levels for executive officers and establishes guidelines for the compensation of other personnel, subject to approval of the Board. The members of the Compensation Committee during 1999 were Messrs. Maggetti, Reynolds, Sproul and Swindells.

     The Board of Directors established the Strategic Planning and Investment Committee in January 1999 to provide guidance, evaluation and planning for the strategic issues facing the Corporation. The members of the Strategic Planning and Investment Committee during 1999 were Messrs. Boklund, Corvin, Reynolds, Stathakis and Swindells.

                        PROPOSAL 2: PROPOSAL TO ADOPT THE
          OREGON STEEL MILLS, INC. 2000 NONQUALIFIED STOCK OPTION PLAN

     The Board of Directors has adopted, subject to stockholder approval, the Oregon Steel Mills, Inc. 2000 Nonqualified Stock Option Plan ("2000 Plan"). The purposes of the 2000 Plan are to motivate, attract and retain the services of the participants who make significant contributions to the Corporation, to further the growth and financial success of the Corporation and its affiliates by aligning the interests of the participants with the interests of the Corporation's stockholders; and to provide the participants with an incentive for long-term value creation.

     The following discussion of the material features of the 2000 Plan is qualified by reference to the text of the 2000 Plan set forth in Appendix A to this Proxy Statement.

     ADMINISTRATION. The 2000 Plan will be administered by the Board of Directors or a committee of two or more nonemployee directors ("Committee"). Subject to the terms and conditions of the 2000 Plan, the Committee is authorized to designate participants, grant options, set terms and conditions of options, determine the performance targets, interpret the 2000 Plan, specify rules and regulations relating to the 2000 Plan, alter any restrictions or conditions on options, and make all other determinations which may be necessary or desirable for the administration of the 2000 Plan.

     ELIGIBILITY. Executives and senior corporate and plant managers of the Corporation or of an affiliate of the Corporation are eligible to receive options under the 2000 Plan. This group currently consists of approximately five persons.

     SHARES SUBJECT TO THE PLAN. Under the 2000 Plan, 1,000,000 shares of Common Stock will be available for issuance upon the exercise of options. The number of shares available under the 2000 Plan is subject to adjustment for any stock dividend, stock split, reverse stock split, recapitalization or certain other corporate reorganizations. Shares issued under the 2000 Plan may consist of authorized but unissued shares or treasury shares. No options have been granted under the 2000 Plan. The closing price of the Common Stock on March 9, 2000 was $4.00.

     STOCK OPTIONS. All options granted under the 2000 Plan will be nonqualified stock options. The exercise price per share of Common Stock subject to an option will be the fair market value of the Common Stock on the date of grant, as determined by the Committee. Each option will have a term of 10 years, unless terminated earlier pursuant to the 2000 Plan.

     Each option will vest and become fully exercisable under one of the two following methods, as determined by the Committee: (a) one half of each grant will vest over 4 years at the rate of 25% per year, with the first 25% vesting on the first anniversary of the grant date, and an additional 25% on each anniversary of the grant date thereafter; and one half of each grant will vest upon the earlier of the Corporation achieving a predetermined performance target or if the performance target is not met, on the seventh anniversary of the Grant Date; or (b) each option will vest according to the vesting schedule recommended by the Chief Executive Officer of the Corporation and approved by the Committee. If an optionee terminates employment, other than by reason of death, disability or retirement, then any unvested options will terminate and all vested options will be exercisable for a period of 90 days following termination. If an optionee terminates employment because of death or disability, all unvested options will become vested and all options will be exercisable for a period of 180 days following death or disability. If an optionee retires, all unvested options will become vested and all options will be exercisable for a period of 90 days following retirement.

     Options may be exercised by payment of the exercise price and any withholding taxes in any combination of cash, other immediately available funds, cancellation of vested options or Common Stock. In addition, the Committee may allow other forms of payment determined to be consistent with the purposes of the 2000 Plan and applicable law.

     Each option will be evidenced by a written document which specifies the applicable terms and conditions of the option. The terms of each option need not be identical and the Committee need not treat participants uniformly.

     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The 2000 Plan provides that, in the event of any change in the capital structure of the Corporation that effects an increase or decrease in the number of outstanding shares of the Corporation without receipt of consideration, the aggregate number of shares available under the 2000 Plan, and the number and the price of shares subject to outstanding options will be appropriately adjusted. The 2000 Plan further provides that, in the event of certain capital transactions, all outstanding options will terminate upon such capital transaction unless they are assumed by a successor corporation; provided, however, that unless the outstanding options are assumed by a successor corporation in a merger or consolidation, subject to terms approved by the Committee, all vested options may be exercised during the 15 days prior to the capital transaction. The Committee may choose to accelerate the vesting of any option.

     OTHER TERMS OF OPTIONS. No options may be granted under the 2000 Plan after December 31, 2009. The exercise of an option is conditioned on the withholding of taxes and certain other requirements. Options granted under the 2000 Plan may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution. The Board of Directors may, subject to any stockholder approval required by applicable law, amend the 2000 Plan with respect to any shares of Common Stock at that time not subject to options. The Committee may, with the consent of the optionee, modify an option and cancel and regrant an option.

     EFFECTIVE DATE. The effective date of the 2000 Plan is January 1, 2000, subject to stockholder approval. Unless sooner terminated by the Board, the 2000 Plan will terminate on December 31, 2009; provided, that any option outstanding at the time of such termination will continue in full force and effect and will continue to be governed by the 2000 Plan and its applicable agreement until the option expires or is discharged by its terms.

     FEDERAL TAX CONSEQUENCES OF THE 2000 PLAN. The federal income tax consequences of the grant, exercise and disposition of stock options are complex. The following discussion of the federal income tax consequences of issuance and exercise of options under the 2000 Plan is limited to the tax consequences on United States citizens and the tax consequences may vary depending upon the personal circumstances of individual holders of options.

     A participant who is granted a nonqualified option under the 2000 Plan will not recognize taxable income upon the grant of the option. Upon exercise of a nonqualified option, the optionee will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock at the time of exercise over the exercise price. This income is subject to withholding and other employment taxes, if applicable. A deduction for federal income tax purposes will be allowed to the Corporation in an amount equal to the ordinary income taxable to an optionee upon exercise, provided that such amount constitutes an ordinary and necessary business expense to the Corporation.

     An optionee's tax basis in the Common Stock received on exercise of a nonqualified option will be equal to the amount of any cash paid by the optionee on exercise, plus the amount of ordinary income recognized as a result of the exercise of an option. Any gain or loss recognized upon the disposition of shares received on the exercise of the nonqualified option will be short-term or long-term capital gain or loss, depending on how long the shares are held by the optionee. The tax-holding period for such shares will begin on the date of exercise. The foregoing statement is based on present federal tax laws and regulations, and does not purport to be a complete description of the federal income tax aspects of the 2000 Plan. In addition, participants may be subject to certain state taxes, which are not described in this Proxy Statement.

     VOTE REQUIRED. The affirmative vote of the holders of a majority of shares of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of the 2000 Plan. An abstention will have the effect as a vote against Proposal 2 and a broker non-vote will have no effect in determining whether the stockholders have approved the 2000 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE 2000 PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY SIGNED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ADOPTION OF THE 2000 PLAN.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of the Common Stock as of February 1, 2000, by (i) each director, director nominee and named executive officer; (ii) each person known to the Corporation to be a beneficial owner of more than 5% of the outstanding shares of Common Stock; and (iii) all current directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to the table.

                                                      Number          Percentage
                            Name                     of Shares         of Class
                            ----                     ---------        ----------

      Thomas B. Boklund (FN1) (FN2)                     86,323(FN4)       *
      L. Ray Adams (FN2)                                 1,109(FN3)       *
      Joe E. Corvin (FN1) (FN2)                         31,872(FN3)       *
      V. Neil Fulton (FN1)                               7,568            *
      Robert W. Keener (FN1)                             5,000            *
      Richard G. Landis (FN1)                            5,600            *
      LaNelle F. Lee (FN2)                              18,680(FN5)       *
      James A. Maggetti (FN1)                            7,000            *
      Stephen P. Reynolds (FN1)                            100            *
      Steven M. Rowan (FN2)                             19,855(FN3)       *
      John A. Sproul (FN1)                               2,000            *
      George J. Stathakis (FN1)                          2,000            *
      William Swindells (FN1)                           17,000            *
      Oregon Steel Mills, Inc.
        Employee Stock Ownership Plan Trust
        1000 S.W. Broadway, Suite 2200
        Portland, Oregon 97205                       1,485,332             5.79%

      Dimensional Fund Advisors, Inc. (FN7)
        1299 Ocean Avenue, 11th Floor
        Santa Monica, California 90401               1,795,061             6.96%

      First Pacific Advisors, Inc. (FN8)
        11400 West Olympic Boulevard, Suite 1200
        Los Angeles, California 90064                2,902,100             11%

      All directors and executive officers
        as a group (16 persons)                        204,107(FN6)         *

-------------

* Less than 1% of the outstanding Common Stock.

(FN1) Member of the Board of Directors

(FN2) Named executive officer.

(FN3) All shares are held by the ESOP for Messrs. Adams, Corvin and Rowan. Participants in the ESOP have the power to vote these shares under the terms of the ESOP, but they do not have investment power with respect to such shares.

(FN4) Includes 6,500 shares and 79,823 shares held by the ESOP for the account of Mr. Boklund. Mr. Boklund has the power to vote the shares under the terms of the ESOP, but he does not have investment power with respect to such shares.

(FN5) Includes 3,400 shares and 15,280 shares held by the ESOP for the account of Ms. Lee. Ms. Lee has the power to vote the shares under the terms of the ESOP, but she does not have investment power with respect to such shares.

(FN6) Includes 147,939 shares held by the ESOP for the accounts as to which the respective beneficial owners have the power to direct the vote under the terms of the ESOP, but they do not have investment power with respect to such shares.

(FN7) Based on the information obtained from Schedule 13G, dated February 11, 2000, filed by Dimensional Fund Advisors with the Securities and Exchange Commission.

(FN8) Based on the information obtained from an amendment #3 to Schedule 13G dated February 11, 2000, filed by First Pacific Advisors, Inc. with the Securities and Exchange Commission: First Pacific Advisors, Inc. has the shared power to dispose of 2,902,100 shares and the shared power to vote 964,000 shares.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to or accrued by the Corporation and its subsidiaries for the Chief Executive Officer and each of the four most highly paid executive officers of the Corporation and its subsidiaries as of December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                                                  ALL OTHER
                                                          ANNUAL COMPENSATION(FN5)                              COMPENSATION(FN5)
                                  -----------------------------------------------------------------------       ----------------

          Name and                                                                ESOP                            Thrift Plan
     Principal Position           Year         Salary          Bonus(FN1)    Contribution(FN2)    SERP(FN3)     Contribution(FN4)
     ------------------           ----         ------          ----------    -----------------    ---------     -----------------

Thomas B. Boklund                 1999         $531,251         $96,087        $     28          $  2,335                --
Chairman of the                   1998          500,000          30,938             168             3,785                --
Board and CEO                     1997          500,000          50,687           4,608             2,750                --

Joe E. Corvin                     1999         $431,250         $78,026        $     28          $    263
President and Chief               1998          398,333          24,750             168               371                --
Operating Officer                 1997          356,250          38,480           4,608               129                --

L. Ray Adams                      1999         $257,813         $46,600        $     28          $    115            $4,800
Vice President of                 1998          248,958          15,469             168               167             4,800
Finance and Chief                 1997          225,000          22,809           4,608                70             1,600
Financial Officer

Steven M. Rowan                   1999         $200,000         $36,125        $     28          $     61            $4,800
Vice President,                   1998          186,875          11,523             168                89             4,800
Materials and                     1997          185,000          18,754           4,608                39             1,600
Transportation

LaNelle F. Lee                    1999         $131,250         $23,754        $     21                --            $4,574
Vice President,                   1998          111,250           6,831             120                --             2,690
Administration and                1997          103,750          10,560           3,322                --             1,369
Corporate Secretary

------------
(FN1) Amounts earned pursuant to the Corporation's Profit Participation Plan.

(FN2) Value of stock contributions made by the Corporation on behalf of the named executive to the Employee Stock Ownership Plan Trust, as determined at the time of such contribution.

(FN3) Amounts paid under the Corporation's Supplemental Retirement Plan.

(FN4) Matching contributions made by the Corporation on behalf of the named executive to the Corporation's Thrift Plan.

(FN5) Pension benefits accrued in 1997-1999 are not included in this Summary Compensation Table.

                        DEFINED BENEFIT RETIREMENT PLANS

     The Corporation's pension plans are defined benefit plans qualified under section 401(a) of the Internal Revenue Code (the "Code"). Executive officers and most other domestic employees of the Corporation are eligible to participate in the Oregon Steel Mills, Inc. Pension Plan (the "Plan") or similar plans. Normal retirement is at age 65.

     The amount of an employee's pension benefit and the resulting monthly payments an employee receives upon retirement are based upon the level of the employee's prior annual compensation, the employee's number of years of benefit service and other factors. The employee's annual pension benefit is equal to the sum of:

    (i) for each full or partial year of benefit service prior to January 1, 1994, 1% of the first $22,800 of Past Service Compensation, plus 1.6% of Past Service Compensation in excess of $22,800. ("Past Service Compensation" is the employee's average compensation for the years 1991, 1992 and 1993); plus,

    (ii)for each full or partial year of benefit service beginning on or after January 1, 1994, 1.2% of the employee's compensation during such year up to the employee's "Covered Compensation" amount for the year, plus 1.7% of the employee's compensation in excess of such "Covered Compensation" amount. ("Covered Compensation" for each year is determined by the employee's age and is taken from a Social Security Covered Compensation Table published annually in accordance with IRS regulations. For any given age, the "Covered Compensation" amount in the Table represents the average of the Social Security taxable wage bases over the 35-year period ending in the year someone that age will reach Social Security normal retirement age.)

     In addition to the Plan, the Corporation initiated effective May 1, 1994, a Supplemental Retirement Plan (the "SERP") to supplement the Plan and ESOP and make up for benefits which were lost because of the dollar limits imposed by sections 401(a)(17) and 415 of the Code on benefits and contributions under those plans. The SERP results in highly compensated employees receiving retirement benefits calculated on the same basis as other employees. Employees become eligible for benefits under the SERP whenever: (a) the employee has service after the effective date; (b) the employee becomes eligible for benefits under the Plan or an allocation under the ESOP; and (c) the employee's benefit or allocation is limited by section 401(a)(17) of the Code or by the dollar amount under section 415 of the Code, or both. The benefit paid under the SERP is the difference between the Plan benefit calculated as described above and the amount that would have been paid under the Plan in the absence of the dollar limits in sections 401(a)(17) and 415 of the Code; plus the difference between the amount of ESOP benefit allocated to the participant under the ESOP after 1988 and the amount that would have been allocated in the absence of the dollar limits in sections 401(a)(17) and 415 of the Code, plus dividends that would have been paid on such shares after May 1994. Such benefit payments are made at the time that the benefits under the Plan or ESOP, as applicable, are paid, or earlier upon an adverse IRS ruling. The Compensation Committee of the Board of Directors may amend or terminate the SERP at any time so long as rights already accrued at the time of such amendment or termination are preserved.

     The following Pension Plan Table shows the estimated annual benefits payable upon retirement at age 65 (including benefits under the SERP) in the specified compensation and years of service classifications.

                               PENSION PLAN TABLE
                          (QUALIFIED PLAN PLUS SERP)(FN2)

                                          YEARS OF SERVICE
                         -------------------------------------------------------
   REMUNERATION(FN2)      15          20          25          30          35
--------------------------------------------------------------------------------
      $125,000        $28,875     $38,500     $48,125     $57,750     $67,375
      $150,000         35,250      47,000      58,750      70,500      82,250
      $175,000         41,625      55,500      69,375      83,250      97,125
      $200,000         48,000      64,000      80,000      96,000     112,000
      $225,000         54,375      72,500      90,625     108,750     126,875
      $250,000         60,750      81,000     101,250     121,500     141,750
      $300,000         73,500      98,000     122,500     147,000     171,500
      $350,000         86,250     115,000     143,750     172,500     201,250
      $400,000         99,000     132,000     165,000     198,000     231,000
      $450,000        111,750     149,000     186,250     223,500     260,750
      $500,000        124,500     166,000     207,500     249,000     290,500
      $550,000        137,250     183,000     228,750     274,500     320,250
      $600,000        150,000     200,000     250,000     300,000     350,000
      $650,000        162,750     217,000     271,250     325,500     379,750
      $700,000(FN1)   175,500     234,000     292,500     351,000     409,500
      $750,000        188,250     251,000     313,750     376,500     439,250
      $800,000        201,000     268,000     335,000     402,000     469,000
      $850,000        213,750     285,000     356,250     427,500     498,750

   (FN1) Represents at least 125% of the maximum compensation for the year ended December 31, 1999.

   (FN2) Estimates assume all service is after January 1, 1994 and Social Security Covered Compensation as defined above is $40,000 for all years. The estimates do not include the ESOP benefit pursuant to the SERP, which is not determined by years of service and final compensation.

     The portion of an employee's benefit attributable to years of benefit service in excess of 35 years, is limited to 1.0% of his Past Service Compensation for purposes of (i) above; and to 1.2% of his annual compensation for purposes of (ii) above. Notwithstanding the foregoing, an employee's compensation taken into account for any Plan year after 1993 shall not exceed $150,000 (or such other amount as may be prescribed for the relevant plan year by the Secretary of the Treasury pursuant to section 401(a)(17) of the Code). As previously described, the SERP will pay benefits on the additional compensation above that amount. The plan benefits are not subject to deduction for Social Security or other offset amounts.

     For each named executive officer listed on the Summary Compensation Table, the applicable compensation each year is the sum of the "Salary" and "Bonus" compensation shown, limited as described above. Upon their retirement, assuming retirement at age 65 and no increase in current rates of annual compensation, and based upon years of service at December 31, 1999, Messrs. Boklund, Corvin, Adams and Rowan and Ms. Lee would receive lifetime annual payments under the Plan and pension benefits pursuant to the SERP combined of $261,384, $179,848, $113,653, $105,403 and $32,814, respectively. Their credited years of service as of December 31, 1999 are twenty-six, thirty, eleven, twenty-seven and twenty-four, respectively. In addition, ESOP benefits pursuant to the SERP would include dividends and the equivalent value of shares of Common Stock accrued through December 31, 1999 of $44,191, $5,017, $2,197, $1,158 and $0,
respectively. Future ESOP benefit additions, if any, would be derived from discretionary annual ESOP allocations set by the Board of Directors.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

     The Corporation has employment agreements (the "Employment Agreements") with certain of its key employees, namely Messrs. Corvin and Adams ("Employees"). Each Employment Agreement is effective until June 1 of each year, with (a) automatic one-year extensions until the Employee reaches the age of 65 unless either the Corporation or the Employee provides prior notice that the Employment Agreement will not be extended, and (b) an automatic three-year extension in the event of a change of control of the Corporation (a "Change in Control"). Change in Control is defined to include, among other things, the transfer of 25% or more of the Corporation's voting securities to any person or entity other than the ESOP or the election of a majority of directors who were not nominated by the then current Board. The Employment Agreements provide, among other things, for severance compensation in the event that an Employee's employment is terminated by the employer without cause or by the Employee with good reason, all as defined in the Employment Agreements, during the three-year period following a Change in Control. Such severance compensation is to be calculated as the sum of (i) three times the Employee's annual base salary as of the date of the Change in Control, (ii) the four most recent quarterly cash distributions to such Employee from the Corporation's Profit Participation Plan, and (iii) an amount equal to the lump sum present actuarial value of the excess, if any, of the normal retirement allowance to which the Employee would have been entitled under the Pension Plan, assuming that the Employee continued as an active participant under such plan, without change in his rate of annual pay, until the earlier of his 65th birthday or the tenth anniversary of the date of the Change in Control, over the normal retirement allowance to which the Employee is actually entitled under such plan as of the date of termination. Under the Employment Agreements, any terminated Employee would also receive full base salary through the date of such termination of employment, reimbursement for any legal fees or expenses incurred by the Employee in seeking to enforce the Employment Agreement and certain non-cash employee benefits as specified in the Employment Agreement.

     Effective January 2000, the Corporation and Mr. Boklund entered into an employment arrangement, under which Mr. Boklund will serve as Chairman of the Board until June 30, 2001. Under the arrangement, Mr. Boklund will receive a base salary of $550,000 plus certain benefits, and payment of his full base salary and benefits through the termination date of the arrangement in the event that his employment is terminated without cause or by Mr. Boklund with good reason. Under the arrangement, Mr. Boklund agrees not to compete with the Corporation during the term of the arrangement and for a period of one year after termination of his employment.

     The Corporation has entered into Indemnification Agreements with each director and certain executive officers (an "Indemnified Person"). Each agreement provides that the Corporation shall indemnify the Indemnified Person if and when the Indemnified Person is or was a party or is threatened to be made a party to any action, suit, arbitration, investigation, administrative hearing or any other proceeding (a "Proceeding") because of the Indemnified Person's status or former status as a director, officer or other agent of the Corporation or because of anything done or not done by the Indemnified Person in such capacity, against all expenses and liabilities actually and reasonably incurred by the Indemnified Person or on the Indemnified Person's behalf in connection with the investigation, defense, settlement or appeal of such Proceeding. The Corporation will advance to the Indemnified Person all reasonable defense expenses incurred in defense of any Proceeding. Further, each agreement provides that upon the acquisition of 30% or more of the outstanding shares of Common Stock, other than by the Corporation or the ESOP, without approval by a majority of the Corporation's Board prior to such acquisition, the Corporation will obtain and maintain over the term of the agreement an irrevocable standby letter of credit on terms satisfactory to the Indemnified Person in an appropriate amount (but not less than $500,000) naming the Indemnified Person as the beneficiary in order to secure the Corporation's obligation under the agreement. Finally, each agreement provides that the Corporation must maintain director and officer insurance in the amount of at least $2.0 million with coverage at least comparable to its then current insurance for the Indemnified Person for the term of the agreement. The Corporation may elect to not purchase the required insurance if the insurance is not reasonably available or if, in the reasonable business judgment of the directors of the Corporation, either the premium cost for such insurance is disproportionate to the amount of coverage or the coverage provided by such insurance is so limited that there is insufficient benefit from such insurance.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999 the Compensation Committee members were William Swindells, Chairman, James A. Maggetti, Stephen P. Reynolds and John A. Sproul.

     BOARD COMPENSATION, PERSONNEL AND SUCCESSION PLANNING COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Compensation, Personnel and Succession Planning Committee (the "Committee") of the Board establishes the general compensation policies of the Corporation and the compensation plans and specific compensation levels for executive officers and establishes guidelines for the compensation of other personnel, subject to approval of the Board. The 1999 Committee was composed of four independent, non-employee directors.

COMPENSATION PRINCIPLES

     The Committee believes that the compensation program for the Corporation should be designed to attract, retain and motivate talented employees to contribute to the Corporation's long-term success. To ensure that compensation is competitive, the Committee periodically collects and analyzes compensation practices of companies and competitors in its industry and uses that information as the basis to determine whether the Corporation's compensation program is in a competitive range. The Committee maintains the philosophy that compensation of all employees should be directly and materially linked to operating and financial performance of the Corporation. To achieve this linkage, employee compensation is weighted towards compensation paid on the basis of pre-tax profit. The Committee has also established stock ownership as part of non-union employee compensation to promote the alignment of employee long-range interests with those of the stockholders. In addition, the Committee believes that whenever possible the compensation and benefit program provided to the executive officers should be based on similar principles as for all other non-union employees. These principles align all employee compensation with the Corporation's objectives, operating strategy, management initiatives and financial performance. Within this overall philosophy, the Committee's objectives are to:

[BULLET] Offer a total compensation program that takes into consideration the compensation practices of comparable companies with whom the Corporation competes for executive talent.

[BULLET] Support a performance-oriented environment in which everyone is working together in pursuit of the Corporation's short-term and long-term goals.

[BULLET] To maximize the Corporation's long-term growth and profitability and the enhancement of stockholder value.

COMPARATIVE EVALUATION

     The Corporation seeks to align total compensation for its executive officers with that of comparable executive positions in other manufacturing companies and other steel companies.

     In 1998, the Committee benchmarked its compensation program by retaining an independent outside consulting firm to prepare a report that compared the base salary and other benefits of the Corporation to other durable goods manufacturing companies (the "Report"). The Report focused on total compensation for the 14 most senior executive positions. In preparing the Report, the consulting firm reviewed the executive position descriptions and competitive practices and pay levels for numerous durable goods manufacturing companies (including steel companies).

COMPENSATION ELEMENTS

     There are three elements in the Corporation's executive officer compensation program, all determined by individual performance and corporate profitability.

     BASE SALARY COMPENSATION

     The Committee adjusts base salary levels within pre-established ranges to reflect the responsibilities and performance of individuals. The responsibilities assumed, the skills and experience required by the job, and the performance of the individual are relatively equal considerations in determining base salary.

     ANNUAL INCENTIVE COMPENSATION

     As noted above, the Corporation believes that all employees share in the responsibility for achieving profits. Accordingly, the Corporation has discretionary Profit Participation Plans under which it distributes quarterly to most of its U.S. employees with over three months of employment 12% to 20%, depending on location, of its domestic pre-tax earnings after adjustments for certain non-operating items. Each employee receives a share of the distribution based on the level of the employee's base compensation compared with the total base compensation of all eligible employees. The Corporation may modify, amend or terminate the plans at the discretion of the Board of Directors, subject to the terms of various labor agreements.

     EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

     The Corporation has an ESOP for qualified employees (generally those employees with six months of employment) of Oregon Steel Mills, Inc. Annual contributions to the ESOP, which are at the discretion of the Board, are based upon the financial performance of the Corporation. The annual contribution may be in cash or Common Stock but historically has been in Common Stock. Shares are allocated to the accounts of qualified employees, including executive officers, at the end of each year in proportion to each eligible employee's total eligible compensation compared with the total eligible compensation of all eligible employees. As noted above, the purpose of this program is to provide additional incentive for employees to work to maximize stockholder value. The ESOP program utilizes vesting periods and diversification features that encourage employees to retain ownership of the Corporation's Common Stock and continue in the employ of the Corporation.

     The Corporation also has a SERP (as discussed previously under the heading "Defined Benefit Retirement Plans") whereby the SERP supplements pension and ESOP benefits, making up for benefits which were lost because of the dollar limits imposed by sections 401(a)(17) and 415 of the Code.

CHIEF EXECUTIVE OFFICER ("CEO") COMPENSATION

     The Committee has used the aforementioned compensation principles with respect to the salary of Mr. Boklund. In determining Mr. Boklund's base salary for 1999, the Committee reviewed the Report, the Corporation's financial results, and Mr. Boklund's performance and responsibilities. As a result of this review, the Committee adjusted his compensation. In 1999, Mr. Boklund shared in the Profit Participation Plan of the Corporation and the ESOP under the same provisions and formulas as other domestic employees of the Corporation.

     The Corporation does not have any "Excessive Employee Remuneration" as defined in section 162(m) of the Code.

      COMPENSATION, PERSONNEL AND SUCCESSION PLANNING COMMITTEE DURING 1999

                           William Swindells, Chairman
                                James A. Maggetti
                               Stephen P. Reynolds
                                  JohnA. Sproul




                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return of the Corporation's Common Stock, based on the market price of Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard and Poors' 400 Midcap Stock Index ("S&P MID Index") and the Standard & Poors' Midcap Iron and Steel Index ("S&P MIDIRON Index").


STOCKHOLDER RETURN
MEASUREMENT PERIOD                   OREGON        S&P MID        S&P MIDIRON
(FISCAL YEAR COVERED)                STEEL          INDEX            INDEX
---------------------                ------        -------        -----------

MEASUREMENT POINT - 12/31/94       $100.00          $100.00           $100.00

FYE 12/31/95                         94.00           130.00           102.00
FYE 12/31/96                        109.00           154.00           118.00
FYE 12/31/97                        149.00           196.00           119.00
FYE 12/31/98                         90.00           217.00            83.00
FYE 12/31/99                         65.00           263.00            79.00

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on the Corporation's review of Forms 3, 4, and 5 furnished to the Corporation pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, all such forms were filed on a timely basis.

                             INDEPENDENT ACCOUNTANTS

     During the fiscal year 1999, PricewaterhouseCoopers LLP ("PWC") served as independent accountants to the Corporation. They have been appointed as the Corporation's independent accountants for the fiscal year 2000 by the Board. Representatives of PWC will be present at the Annual Meeting and will be available to respond to appropriate questions. They do not expect to make any statement but will have the opportunity to make a statement if they desire to do so.

                                  OTHER MATTERS

     The Board knows of no other matters to be brought before the Annual Meeting. However, if any other business properly comes before the meeting, the persons named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment pursuant to the discretionary authority given them in the proxy.

                  STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Stockholder proposals submitted for inclusion in the 2001 proxy materials and consideration at the 2001 Annual Meeting of Stockholders must be received by the Corporation no later than November 20, 2000 and no earlier than October 21, 2000. Any such proposal should comply with the rules promulgated by the Securities and Exchange Commission governing stockholder proposals submitted for inclusion in proxy materials.

     In order to be considered at the 2001 Annual Meeting of Stockholders, written notice of a non-Rule 14a-8 stockholder proposal or director nomination must contain the information required by the Company's bylaws and must be received by the Company no later than November 20, 2000 and no earlier than October 21, 2000.

                                                        LaNelle F. Lee

                                                        SECRETARY

Portland, Oregon
March 20, 2000

                      This page intentionally left blank.

                                                                    APPENDIX A

                            OREGON STEEL MILLS, INC.
                       2000 NONQUALIFIED STOCK OPTION PLAN

                        (Effective Date: January 1, 2000)

     1. Purposes.  The purposes of this Plan are to motivate, attract and retain
        --------
the services of the Participants who make significant contributions to the Company; to further the growth and financial success of the Company and its Affiliates by aligning the interests of the Participants with the interests of the Company's stockholders; and to provide the Participants with an incentive for long-term value creation.

     2. Definitions. As used in this Plan, the terms defined in this Section 2
        -----------
will have the following meanings:

          2.1 "Affiliate" means any corporation or any other entity (including,
               ---------
but not limited to, partnerships, limited liability companies, joint ventures and Subsidiaries) controlling, controlled by or under common control with the Company.

          2.2 "Board" or "Board of Directors" means the Board of Directors of
               -----      ------------------
the Company.

          2.3 "Capital Transaction" is defined in Section 13.2.
               -------------------

          2.4 "CEO" means the Chief Executive Officer of the Company.
               ---

          2.5 "Code" means the Internal Revenue Code of 1986, as amended, and
               ----
regulations and rulings thereunder. References to a particular section of, or rule under, the Code will include references to successor provisions.

          2.6 "Committee" means the Board or a Committee which has been
               ---------
established to administer the Plan in accordance with Section 4.1; provided that the composition of such Committee shall at all times meet the requirements of Rule 16b-3 under the 1934 Act, and Code Section 162(m), each as amended.

          2.7 "Common Stock" means the common stock of the Company, $.01 par
               ------------
value.

          2.8 "Company" means Oregon Steel Mills, Inc., a Delaware corporation
               -------
and any successor, whether by merger, ownership of all or substantially all of its assets, or otherwise.

          2.9 "Disability" means a mental or physical condition which, in the
               ----------
opinion of the Committee, renders the Participant unable or incompetent to carry out the job responsibilities which such Participant held or the tasks to which such the Participant was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding ninety days.

          2.10 "Effective Date" means January 1, 2000.
                --------------

          2.11 "Exercise Price" means the Fair Market Value per Share as of the
                --------------
Grant Date.

          2.12 "Fair Market Value" means, on any given date, the closing price
                -----------------
of a share of Common Stock as reported by the New York Stock Exchange composite tape on such day, or if the Common Stock is not traded on such day, then on the next preceding day that the Common Stock was traded, all as reported by such source as the Committee may select.

          2.13 "Grant Date" means the date on which the Option is granted.
                ----------

          2.14 "1934 Act" means the Securities Exchange Act of 1934, as amended.
                --------
References to a particular section of, or rule under, the 1934 Act will include references to successor provisions.

          2.15 Nonstatutory  Stock Option ("NSO") means a stock option, which
               ---------------------------------
does not qualify for special tax treatment under Section
421 or 422 of the Code.

          2.16 "Option"  means the right to purchase  Common Stock under this
                ------
Plan as granted  pursuant to the  provisions of Section 7 of this Plan.

          2.17 "Option Shares" means Common Stock covered by and subject to any
                -------------
outstanding unexercised Option granted pursuant to this Plan.

          2.18 "Performance Period" means the Year or Years with respect to
                ------------------
which the Performance Targets are set by the Committee.

          2.19 "Performance  Target" means the specific objective goal or goals
                -------------------
(which may be cumulative and/or alternative) that are set in writing by the Committee for each Participant for the Performance Period based on Return on Assets or any other business factor or criteria as determined by the Committee.

          2.20 "Plan" means this Oregon Steel Mills, Inc. 2000 Nonqualified
                ----
Stock Option Plan, as amended from time to time.

          2.21 "Participant" means executives and senior corporate and plant
                -----------
managers of the Company or of an Affiliate, selected to participate in the Plan by the Committee.

          2.22 "Retirement" means termination of employment with the Company
                ----------
or an Affiliate after attaining age 65 with at least 5 years of service with either the Company or an Affiliate, or both.

          2.23 "Return on Assets" means, for any Year, operating income divided
                ----------------
by average of the total assets of the Company (assets at the beginning of year plus assets at the end of the year divided by 2).

          2.24 "Shares" mean shares of Common Stock or any securities or
                ------
property, including rights into which the same may be converted by operation of law or otherwise.

          2.25 "Subsidiary" means any entity in which the Company directly or
                ----------
through intervening subsidiaries owns more than fifty percent (50%) or more of the total combined voting power or value of all classes of stock or, in the case of an unincorporated entity, owns more than a fifty percent (50%) interest in the capital and profits.

          2.26 "Withholding Taxes" means all income taxes, FICA, FUTA, or
                -----------------
similar employment taxes and any other taxes or assessments payable as the result of an exercise of the Option.

          2.27 "Year" means any one or more fiscal years of the Company
                ----
commencing on or after January 1, 2000 that represent(s) the applicable Performance Period and end(s) no later than December 31, 2009.

     3. Selection of Participants. For each Performance Period, the Committee
        -------------------------
shall determine, at the time the Performance Target(s) are set, those Participants who will participate in the Plan.

     4. Administration.
        --------------
          4.1 The Committee.
              -------------

               4.1.1 This Plan will be administered by the Board of Directors directly, acting as a Committee, or if the Board elects, by the Compensation Committee or a separate Committee appointed by the Board for that purpose and consisting of two or more Board members who must be "Non-Employee Directors" as that term is defined in Rule 16b-3 promulgated under the 1934 Act. Once appointed, any such Committee will continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause), appoint new members in substitution, and fill vacancies however caused, except that any new member must be a "Non-Employee Director" as that term is defined in Rule 16b-3. The Committee may select one of its members as its chairperson, and will hold meetings at such times and places as the chairperson or a majority of the Committee may determine. At all times, the Board will have the power to remove all members of the Committee and thereafter to directly administer this Plan as a Committee of the whole. A majority of the members of the Committee will constitute a quorum. All actions of the Committee will be taken by a majority vote of the members constituting a quorum or by unanimous written consent of all members of the Committee without a meeting. Any action may be taken by a written instrument signed by all Committee members, and all actions so taken will be fully effective as if it has been taken by a vote of a majority of the members at a meeting duly called and held.

               4.1.2 The Committee may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Committee. The Board authorizes the Secretary to execute and deliver all documents to be delivered by the Committee pursuant to this Plan.

               4.1.3 The CEO will present grant recommendations annually to the Committee.

          4.2 Powers of the Committee. Subject to the express provisions of this Plan, the Committee will have full and final authority, in its discretion, as follows:

               4.2.1 to establish the terms and conditions upon which Options may be granted, vested or exercised, including establishing the Performance Target(s);

               4.2.2 to grant Options;

               4.2.3 to interpret this Plan and to make all determinations necessary or advisable for the administration of this Plan;

               4.2.4 to determine those persons who will participate in this Plan;

               4.2.5 to determine the Fair Market Value on any applicable valuation date;

               4.2.6 to determine whether an event of termination of employment, death, Disability, or Retirement has occurred under Section 12 of this Plan;

               4.2.7 to prescribe, amend, and rescind rules and regulations relating to this Plan, including rules with respect to the exercisability and nonforfeitability of Options upon the termination of employment of a Participant;

               4.2.8 to authorize any person or persons to execute and deliver Option grant agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effectuate the grant of Options;

               4.2.9 to determine the terms and provisions and any restrictions or conditions, which need not be identical, of grants under the Plan and with the consent of the Participant, to modify any such grant at any time;

               4.2.10 to cancel, with the consent of the Participant, outstanding Options and to grant new Options in substitution therefor;

               4.2.11 to alter any restrictions or conditions upon any Option;

               4.2.12 to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any grant under the Plan in the manner and to the extent it may deem expedient;

               4.2.13 to establish, define and/or interpret any terms and conditions of this Plan; and

               4.2.14 to make all other determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of the Plan.

      The determination of the Committee on all matters relating to this Plan will be conclusive and final. No member of the Committee or of the Board will be liable for any actions taken or omitted and made in good faith with respect to this Plan or any Option.

     5. Shares Subject to this Plan.
        ---------------------------

          5.1 Subject to adjustment as provided in Section 13 of this Plan, an aggregate of 1,000,000 Shares will be available for issuance to the Participants under this Plan. No fractional shares will be issued.

          5.2 The Shares deliverable upon exercise of the Option granted under this Plan may be made available from authorized but unissued Shares or Shares reacquired by the Company, including Shares purchased in the open market or in private transactions.

     6. Nonstatutory Options.
        --------------------

     All Options granted to the Participants pursuant to this Plan will be NSOs.

     7. Grants to Participants.
        ----------------------

          7.1 The Committee may grant Options to the Participants from time to time. With respect to each grant of Options, the Committee will set forth:

               7.1.1 the Participant to receive the Options;

               7.1.2 the number of Options granted to each Participant;

               7.1.3 the Grant Date;

               7.1.4 the Performance Target(s);

               7.1.5 the Exercise Price; and

               7.1.6 the vesting schedule.

          7.2 Each Option granted under this Plan will be evidenced by a written Option grant agreement. Each grant agreement will be subject to, and incorporated by reference or otherwise, the applicable terms of this Plan.

          7.3 The terms of an Option need not be identical, and the Committee need not treat Participants uniformly.

     8. Duration and Vesting of Options.
        -------------------------------

          8.1 The term of each Option granted to a Participant will be for ten
(10) years from the Grant Date, unless terminated earlier pursuant to the provisions of Section 12 of this Plan.

          8.2 The Participant must be employed on each vesting date for each Option to vest and be exercisable.

          8.3 Subject to Sections 12 and 13, each Option will vest and become fully exercisable under one of the two methods provided below as determined by the Committee:

               8.3.1 (a) one half of each grant will vest over 4 years at the rate of 25% per year, with the first 25% vesting on the first anniversary of the Grant Date, and an additional 25% on each anniversary of the Grant Date thereafter; and (b) one half of each grant will vest upon the earlier of the Company achieving the Performance Target or if the Performance Target is not met, on the seventh anniversary of the Grant Date; or

               8.3.2 the vesting schedule as recommended by the CEO and approved by the Committee.

     9. Exercise Price; Exercise.
        ------------------------

          9.1 The price per Share of the Option Shares which may be purchased upon exercise of an Option will be equal to the Exercise Price. The Exercise Price per Share will be paid in full at the time the Option is exercised in accordance with Section 10.

          9.2 The Exercise Price per Share will be subject to adjustment as provided in Section 13 of this Plan.

          9.3 To the extent that it is exercisable, an Option will be exercised by written notice to the Company stating the number of Shares with respect to which the Option is being exercised and be accompanied by full payment for the Shares. The date that the payment in full is received by the Company will be the exercise date.

          9.4 Any person or persons exercising an Option on behalf of the Participant will be required to furnish to the Company appropriate documentation that such person or persons have the full legal right and power to exercise the Option on behalf of and for the Participant.

     10. Payment by the Participant. Payment by the Participant of the Exercise
         --------------------------
Price per Share and any taxes required to be withheld on the Participant's behalf incident to exercise of the Option will be by any combination of cash, other immediately available funds, cancellation of vested Options or Common Stock. If the Participant chooses to make payment by canceling vested Options, such payment will be credited towards the amount due from the Participant at the then Fair Market Value per Share minus the Exercise Price per Share, multiplied by the number of Options cancelled. If the Participant chooses to make payment with Common Stock, such payment will be credited towards the amount due from the Participant at the then Fair Market Value per Share.

      Notwithstanding the foregoing, the Committee also may allow exercises by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

     11. Taxes. Any Option granted under this Plan will provide for payment by
         -----
the Participant on exercise of all federal, state, local or other Withholding Taxes payable by the Company incident to exercise of an Option.

     12. Effect of Termination of Employment, Death, Disability or Retirement.
         --------------------------------------------------------------------

          12.1 Termination of Employment. Except as provided otherwise in this
               -------------------------
Section 12, if the Participant terminates employment with the Company or any Affiliate, then, any unvested Options held by the Participant will terminate, be forfeited and have no value. Any vested and unexercised Options held by the Participant to the extent exercisable on the date of the Participant's termination of employment, may be exercised in whole or in part by the Participant, not later than the 90th day following the Participant's termination of employment. Transfer of the Participant from employment by the Company to employment by an Affiliate, or vice versa, will not be deemed a termination of employment.

          12.2 On Account of Disability or Death. If the Participant terminates
               ---------------------------------
employment with the Company or any Affiliate on account of Disability or death, then any unvested Options held by the Participant will be deemed vested on the date of such termination of employment. Any exercisable Options may be exercised in whole or in part by the Participant in the case of Disability, or by the Participant's personal representative in the case of death, no later than the 180th day following the Participant's date of Disability or death.

          12.3 On Account of Retirement. If the Participant terminates
               ------------------------
employment with the Company or any Affiliate on account of Retirement, then any unvested Options held by the Affiliate will be deemed vested on the date of such termination of employment. Any exercisable Options may be exercised in whole or in part by the Participant no later than the 90th day following the Participant's date of Retirement.

     13. Adjustments and Changes in the Common Stock.
         -------------------------------------------

          13.1 If there is any change in the Common Stock by reason of any subdivision or consolidation of Shares, including, a stock dividend, stock split, reverse stock split, recapitalization, continuation or reclassification, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company, the aggregate number of Shares available under this Plan, and the number and the price of Shares subject to outstanding Options will be appropriately adjusted automatically.

          13.2 Upon a sale or exchange of all or substantially all of the assets of the Company, a merger or consolidation in which the Company is not the surviving corporation, a merger, reorganization or consolidation in which the Company is the surviving corporation and stockholders of the Company exchange their stock for securities or property, a liquidation of the Company, or a similar transaction as determined by the Committee ("Capital Transaction"), this Plan and each Option issued, whether vested or unvested, shall terminate, unless such Options are assumed by a successor corporation in a merger or consolidation, immediately prior to such Capital Transaction; provided, however, that unless the outstanding Options are assumed by a successor corporation in a merger or consolidation, subject to terms approved by the Committee, all Participants will have the right, during the 15 days prior to such Capital Transaction, to exercise all vested Options. The Company shall, subject to any nondisclosure provisions, attempt to provide Participants at least 15 days' notice of the Option termination date. The Committee may (but shall not be obligated to) (a) accelerate the vesting of any Option, or (b) apply the foregoing provisions, including but not limited to termination of this Plan and the Options granted pursuant to the Plan, in the event there is a sale of 51% or more of the stock of the Company in any two-year period or a transaction similar to a Capital Transaction.

          13.3 No right to purchase fractional shares will result from any adjustment in Options pursuant to this Section 13. In case of any such adjustment, the Shares subject to the Option will be rounded down to the nearest whole share.

          13.4 Notice of any adjustment will be given by the Company to each Participant whose Options have been so adjusted and such adjustment (whether or not such notice is given) will be effective and binding for all purposes of this Plan.

     14. Compliance With Law. No Share will be issued upon exercise of any
         -------------------
Option, and the Participant will have no right or claim to such Shares, unless and until: (a) payment in full as provided in this Plan has been received by the Company; (b) in the opinion of counsel for the Company, all applicable requirements of law and of regulatory bodies having jurisdiction over such issuance and delivery have been fully complied with; and (c) if required by federal or state law or regulation, the Participant has paid to the Company the amount, if any, required to be withheld on the amount deemed to be compensation to the Participant as a result of the exercise of his or her Option, or made other arrangements satisfactory to the Company, in its sole discretion, to satisfy applicable income tax withholding requirements.

     15. Amendment or Termination of this Plan. This Plan will terminate ten
         -------------------------------------
(10) years from the Effective Date or such earlier time as the Board may determine. The Board may from time to time in its discretion amend or modify this Plan without the approval of the stockholders of the Company, except as such approval as may be required under the 1934 Act, the Code or by the national securities exchange on which the Shares are being traded. Any amendment or termination, whether in whole or in part, will not affect any Options then outstanding under this Plan.

     16. Securities Law Matters. If the Committee deems it necessary, the
         ----------------------
Company may require a written investment intent representation by the Participant and may require that a restrictive legend be affixed to certificates for Shares. If the Committee determines that the exercise or vesting of, or delivery of benefits pursuant to, any Option would violate any applicable provisions of federal or state securities law or the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, vesting, or delivery, as the case may be, but the Company will use its best efforts to cause such exercise, vesting or delivery to comply with all such provisions at the earliest practicable date.

      17. Registration, Listing, Qualification, Approval of Shares and Options.
          --------------------------------------------------------------------
If the Committee determines, in its discretion, that it is necessary or desirable that the Shares subject to any Option (a) be registered, listed or qualified on any securities exchange or the Nasdaq Stock Market or under any applicable law, or (b) be approved by any governmental regulatory body, or (c) be approved by the stockholders of the Company, as a condition of, or in connection with, the granting of such Option, or the issuance or purchase of Shares upon exercise of the Option, the Option may not be exercised in whole or in part unless such registration, listing, qualification or approval has been obtained free of any condition not acceptable to the Committee.

     18. Nontransferability of Options. No Option granted under this Plan may be
         -----------------------------
sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to the Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

     19. Nonuniform Determinations. Neither the Committee's nor the Board's
         -------------------------
determinations under this Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Options (whether or not such persons are similarly situated).

     20. Relationship Between the Parties.
         --------------------------------

          20.1 This Plan will not be deemed to constitute a contract of employment between the Company or any Affiliate and any Participant, nor will any provision of this Plan be interpreted to restrict the right of the Company or any Affiliate to discharge any Participant or restrict the right of any Participant to terminate his or her employment.

          20.2 No Participant or other person will have any claim or right to be granted an Option under the Plan, except as expressly provided in this Plan.

          20.3 Neither the Participant, the Participant's legal representative, nor any person who acquires the right to exercise an Option by reason of the Participant's death will be, or have any of the rights or privileges of, a stockholder of the Company in respect of any Share receivable upon the exercise of any Option granted under this Plan, in whole or in part, unless and until certificates for such Shares will have been issued.

     21. Accounting. All accounting issues arising due to the existence of this
         ----------
Plan will be determined in accordance with generally accepted accounting principles.

     22. Governing Law. The validity, construction, interpretation,
         -------------
administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware.

     23. Severability. If all or any part of this Plan is declared by any court,
         ------------
governmental authority or arbitrator to be unlawful or invalid, such unlawfulness or invalidity will not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

     24. Notices. All notices and demands of any kind which the Committee, any
         -------
Participant, or other person may be required or desires to give under the terms of this Plan will be in writing and shall be personally delivered or sent by mail, postage prepaid, addressed to the Company at its principal place of business and to the Participant at the address shown in the Option grant agreement or at any other address the Participant indicates by notice to the Company. Delivery by mail will be deemed made at the expiration of the third day after the day of mailing, except for notice of the exercise of an Option and payment of the Exercise Price, both of which must be actually received by the Company.

                                               OREGON STEEL MILLS, INC.,
                                               a Delaware corporation

                                               /s/ Joe E. Corvin
                                               --------------------------------
                                               Joe E. Corvin, President and CEO

                         2000 ANNUAL MEETING GUIDELINES

     In the interest of an orderly and constructive meeting, the following guidelines will apply for the 2000 Oregon Steel Mills, Inc. Annual Meeting of
Stockholders:

     1. To gain entrance at the meeting, you must present the enclosed Admission Ticket or evidence of ownership of Oregon Steel Mills, Inc. stock.

     2. Except those employed by the Corporation to provide a record of the proceedings, the use of cameras, sound recording equipment, microphones, megaphones and other noise making devices is prohibited. Briefcases, purses and parcels may be examined or searched before you are admitted to the meeting. No signs, placards, banners, leaflets or similar materials may be brought into the meeting.

     3. The business of the meeting is set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 20, 2000. Whether or not you plan to attend the meeting, please sign, date and return the proxy form in the envelope provided. If you wish to change your vote or have not voted by proxy, a ballot will be distributed to you at the meeting.

     4. Please register your attendance at the meeting on the sign-up sheet at the registration table. If you wish to comment on a proposal which will be voted on at the meeting or ask an appropriate question about the business of the Corporation at the end of the meeting, please register your intention to do so on the sign-up sheet at the registration table.

     5. Time has been reserved at the end of the meeting for stockholder questions that relate to the business of the Corporation. After you have registered and at the appropriate time, please go to the microphone, state your name and confirm that you are a stockholder before asking your question. Please direct all comments or questions to the Chairman. Comments or questions from the floor are limited to two minutes to provide an opportunity for as many stockholders as possible.

     6. Personal grievances or claims are not appropriate subjects for the meeting.

     7. The Chairman in his sole discretion shall have authority to conduct the meeting and rule on any questions or procedures that may arise. Voting results announced by the Inspector of Election at the meeting are preliminary. Final results will be included in the summary of the results of the meeting included in the Corporation's first Quarterly Report on Form 10-Q.

                            OREGON STEEL MILLS, INC.
                         ANNUAL MEETING - APRIL 27, 2000
                      PROXY SOLICITED BY BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas B. Boklund and L. Ray Adams, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Oregon Steel Mills, Inc. on April 27, 2000 and any adjournment thereof, with all powers that the undersigned would possess if personally present, with respect to the items on the reverse side.

     THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

     PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY.
                    (CONTINUED AND TO BE SIGNED ON REVERSE)



                    [TRIANGLE]FOLD AND DETACH HERE[TRIANGLE]



                                ADMISSION TICKET

             ADMISSION TICKET FOR THE 2000 OREGON STEEL MILLS, INC.
                        ANNUAL MEETING OF STOCKHOLDERS,
              THURSDAY, APRIL 27, 2000, AT 9:30 A.M. PACIFIC TIME
                    AT THE SHERATON PORTLAND AIRPORT HOTEL,
                 8235 N.E. AIRPORT WAY, PORTLAND, OREGON 97220.

                                  Please mark         [Square box
                                  your votes           in which an
                                  as indicated         "X" has been
                                  in this example.     marked]

1.  Election of Class C Director

         FOR
         [  ]     FOR all nominees listed below

       WITHHOLD
         [  ]    WITHHOLD AUTHORITY to vote for nominee listed below.

                                THOMAS B. BOKLUND

2.   To approve the Oregon Steel Mills, Inc. 2000 Nonqualified Stock Option
     Plan.

          FOR                        AGAINST                  ABSTAIN
         [    ]                       [    ]                   [    ]


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.



                                                     Date:            , 2000
                                                           -----------

[To the left of "Date"                               -----------------------
 appears a 3/8-inch,
 horizontal black line;                              -----------------------
 a perpendicular 3/8-inch                            Signature or Signatures
 black line extends
 downward from the right
 corner of the horizontal
 line.)

Please date and sign exactly as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. When shares are held jointly, each joint owner should sign. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                    [TRIANGLE]FOLD AND DETACH HERE[TRIANGLE]




                                ADMISSION TICKET


 ADMISSION TICKET FOR THE 2000 OREGON STEEL MILLS, INC. ANNUAL MEETING OF STOCKHOLDERS, THURSDAY, APRIL 27, 2000, AT 9:30 A.M. PACITIC TIME AT THE SHERATON PORTLAND AIRPORT HOTEL, 8235 N.E. AIRPORT WAY, PORTLAND, OREGON 97220.

                              THIS IS NOT A PROXY

Admits stockholder(s) or duly appointed proxy(ies) of record only.

NON-TRANSFERABLE.

THIS TICKET, OR OTHER EVIDENCE OF STOCK OWNERSHIP, MUST BE PRESENTED TO ENTER THE MEETING.

Admittance will be based upon availability of seating.

THE DISTRIBUTION OF LEAFLETS AND OTHER MATERIAL IS NOT PERMITTED. CAMERAS, TAPE RECORDERS, MICROPHONES, MEGAPHONES, AND OTHER NOISE MAKING DEVICES ARE PROHIBITED IN THE MEETING. THANK YOU FOR YOUR COOPERATION.